Exhibit 107

Calculation of Filing Fee Table

Form S-4

Learn SPAC HoldCo, Inc.

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration of Fee (9)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	Other	645,200	(2)	$10.96	$7,071,392.00	(5)	0.0001476	$1,043.74
Fees Previously Paid	Equity	Common Stock	Other	57,193,221	(2)	$10.92	$624,549,973.32	(6)	0.0001476	$92,183.58
Fees Previously Paid	Equity	Warrants to purchase Common Stock	Other	18,646,000	(3)	—	—	(7)	—	—
Fees Previously Paid	Equity	Common stock issuable upon exercise of Warrants	Other	18,646,000	(4)	$11.50	$214,429,000.00	(8)	0.0001476	$31,649.72
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$846,050,365.32		0.0001476	$124,877.04
	Total Fees Previously Paid									$123,833.30
	Total Fee Offsets									—
	Net Fee Due									$1,043.74

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Represents the estimated maximum number of shares of Holdco Common Stock to be issued to Holdco stockholders in connection with the Business Combination, estimated solely for the purpose of calculating the registration fee, and is based on an amount equal to the sum of (a) 38,500,000 shares of Holdco Common Stock to be issued to existing Innventure Members at Closing as Merger Consideration, (b) 5,000,000 Company Earnout Shares that the Innventure Members have the right to receive upon the achievement of the Milestone Conditions, (c) 350,019 Sponsor Earnout Shares that the Sponsor will receive at Closing, (d) 9,338,421 Learn CW Class A Ordinary Shares that will be converted into shares of Holdco Common Stock at the Closing on a one-to-one basis, less any shares that are redeemed, (e) 4,529,981 founder shares held by the Sponsor that will be converted into shares of Holdco Common Stock at the Closing on a one-to-one basis and (f) 120,000 founder shares held by Learn CW’s independent directors that will be converted into shares of Holdco Common Stock at the Closing on a one-to-one basis.

(3)
Represents (a) 11,500,000 Learn CW Public Warrants and (b) 7,146,000 Learn CW Private Placement Warrants issued and outstanding, all of which warrants will be assumed by Holdco in connection with the Business Combination and converted into warrants to acquire the same number of shares of Holdco Common Stock at the same price and on the same terms set forth in the Warrant Agreement.

(4)
Represents the maximum number of shares of Holdco Common Stock issuable upon exercise of warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of Holdco Common Stock at a price of $11.50 per share.

(5)
Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.96 (the average of the high and low prices of Learn CW Class A Ordinary Shares as reported on NYSE on July 19, 2024).

(6)
Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.92 (the average of the high and low prices of Learn CW Class A Ordinary Shares as reported on NYSE on January 24, 2024).

(7)	No separate registration fee is required pursuant to Rule 457(g) of the Securities Act.
(8)
Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Holdco Common Stock underlying the warrants is calculated on the basis of the exercise price of $11.50 per share.

(9)
Pursuant to Rule 457(o) promulgated under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.